                                                                  EXHIBIT


                            AMENDMENT AGREEMENT NO.
                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT AGREEMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made and entered into as of this ___ day of __________, 1998, by and among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders signatory hereto (the "Lenders") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association and successor to NationsBank, National Association (South), as Agent (the "Agent") for the Lenders party to the Credit Agreement described below.

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Borrower, the Agent and the Lenders have entered into an Amended and Restated Credit Agreement dated May 15, 1997 (the "Credit Agreement") pursuant to which the Lenders have agreed to make available to the Borrower a revolving credit facility of up to $200,000,000; and

     WHEREAS, as a condition to the making of loans the Lenders have required that each Subsidiary of Borrower execute a Guaranty Agreement whereby it guarantees payment of the Obligations arising under the Credit Agreement; and

     WHEREAS, the Borrower has requested and the Agent and the Lenders party hereto have agreed, subject to the terms and conditions of this Agreement, to amend certain provisions of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1.  Definitions.  The term "Agreement" as used herein and in the Loan
         -----------
Documents shall mean the Agreement as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreement.

     2.  Amendment.  Subject to the conditions set forth herein, Section 9.5 of
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the Agreement is amended, effective as of the date hereof, by (i) deleting the phrase "of the Borrower" beginning in the first line, (ii) inserting the word "and" at the end of clause (f) and (iii) adding a new clause (g) thereto, which clause shall read as follows:

          "(g) Indebtedness of up to $5,000,000 arising under letters of credit or, without duplication, payment guarantees."

     3.  Guarantors.  Each of the Guarantors has joined into the execution of
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this Agreement for the purpose of consenting to the amendment contained herein and reaffirming its guaranty of the Obligations.

     4.  Borrower's Representations and Warranties.  The Borrower hereby
         -----------------------------------------
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VI of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 7.6(a) shall be those most recently furnished to each Lender pursuant to Section 8.1(a) and (b) of the Credit Agreement;

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof.

          (c) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 8.1 of the Credit Agreement, other than changes in the ordinary course of business, none of which has been a material adverse change;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 8.1 of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

     5.  Entire Agreement.  This Agreement sets forth the entire understanding
         ----------------
and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     6.  Full Force and Effect of Agreement.  Except as hereby specifically
         ----------------------------------
amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7.  Counterparts.  This Agreement may be executed in any number of
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counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.


                           [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              BORROWER:


                              ROPER INDUSTRIES, INC.
WITNESS:

_____________________         By:
                              Name:_____________________________________
_____________________         Title:______________________________________

                              GUARANTORS:


                              AMOT CONTROLS CORPORATION
                              AMOT/METRIX INVESTMENT COMPANY
                              AMOT SALES CORPORATION
                              COMPRESSOR CONTROLS CORPORATION (an Iowa corporation)
                              COMPRESSOR CONTROLS CORPORATION (a Delaware corporation) d/b/a Compressor Controls Corporation
                              - CIS/EE in Iowa
                              CORNELL PUMP COMPANY
                              CORNELL PUMP MANUFACTURING CORPORATION
                              FLUID METERING, INC.
                              GATAN INTERNATIONAL, INC.
                              GATAN, INC.
                              GATAN SERVICE CORPORATION
                              ISL INTERNATIONAL, INC.
                              ISL NORTH AMERICA, INC.
                              MOLECULAR IMAGING CORPORATION
                              PREX CORPORATION
                              ROPER ACQUISITION, INC.
                              ROPER HOLDINGS, INC.
                              ROPER INDUSTRIAL PRODUCTS INVESTMENT CO.
                              ROPER INTERNATIONAL, INC.
                              ROPER INTERNATIONAL PRODUCTS, LTD.
                              ROPER PUMP COMPANY
                              USON CORPORATION
                              PETROTECH, INC.
                              PRINCETON INSTRUMENTS, INC.
WITNESS:

_____________________         By: ________________________________________
                              Name:_______________________________________
_____________________         Title:______________________________________

                              INTEGRATED DESIGNS L.P.
                                 By  Compressor Controls Corporation,
                                     an Iowa corporation and its sole general partner
WITNESS:

___________________________      By:______________________________________
                                 Name:____________________________________
___________________________      Title:___________________________________



                              METRIX INSTRUMENT CO., L.P.
                                 By AMOT Sales Corporation, its sole general partner
WITNESS:

___________________________      By:______________________________________
                                 Name:____________________________________
___________________________      Title:___________________________________



                              PREX L.P.
                                 By Compressor Controls Corporation, an Iowa corporation and its sole general partner
WITNESS:

___________________________      By:______________________________________
                                 Name:____________________________________
___________________________      Title:_____________________________________


                              USON L.P.
                                 By  Compressor Controls Corporation,
                                     an Iowa corporation and its sole general partner
WITNESS:

___________________________      By:_______________________________________
                                 Name:_____________________________________
___________________________      Title:____________________________________

                                 AGENT:

                                 NATIONSBANK, NATIONAL ASSOCIATION, as
                                 Agent for the Lenders


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________



                                 LENDERS:

                                 NATIONSBANK, NATIONAL ASSOCIATION


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 NBD BANK


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 SUNTRUST BANK, ATLANTA


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 ABN AMRO BANK NV


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________



                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 SCOTIABANC INC.


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 CREDIT LYONNAIS ATLANTA AGENCY


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 WACHOVIA BANK OF GEORGIA, N.A.


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 ROBERT FLEMING & CO. LIMITED


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 THE SUMITOMO BANK, LIMITED


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________



                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 THE SANWA BANK, LIMITED, ATLANTA
                                 AGENCY


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________